UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of report (Date of earliest event reported): February 16, 2018
Horizon Global Corporation (Exact Name of Registrant as Specified in Charter)

Delaware	001-37427	47-3574483
_____________________ (State or Other Jurisdiction	_____________ (Commission	______________ (IRS Employer
of Incorporation)	File Number)	Identification No.)

2600 West Big Beaver Road, Suite 555, Troy, Michigan _____________________		48084 ___________ (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(248) 593-8820 ____________
Not Applicable
________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01. Entry into a Material Definitive Agreement.
Amendment to Term Loan Credit Agreement
On February 16, 2018, Horizon Global Corporation (the “Company”) entered into the 2018 Replacement Term Loan Agreement (Fourth Amendment to Credit Agreement) (the “Amendment”) with JPMorgan Chase Bank, N.A., as administrative agent, certain of its affiliates and the other institutions named on the signature pages thereto, to amend the Term Loan Credit Agreement, dated as of June 30, 2015 (the “Credit Agreement”), by and among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent and the other lenders that are parties thereto. The Amendment provides for a replacement term loan facility, in the original aggregate principal amount of $385,000,000, to replace the prior term loan facility. The proceeds of the replacement term loan facility will be used (i) to repay in full the outstanding principal amount of the term loans outstanding immediately prior thereto, (ii) to consummate the acquisition of Brink International B.V. and its subsidiaries and pay a portion of the acquisition consideration thereof and the fees and expenses incurred in connection therewith and (iii) for general corporate purposes.
Certain lenders and agents that are parties to the Amendment have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending or commercial banking services for the Company and its subsidiaries and affiliates, for which they have received, and may in the future receive, customary compensation and reimbursement of expenses.

Item 2.03. Creation of a Direct Financial Obligation.
The information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Horizon Global Corporation

By:     /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: General Counsel and Corporate Secretary

February 22, 2018